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                                                                     EXHIBIT 5.1

                        [COOLEY GODWARD LLP LETTERHEAD]

October 1, 1999

Vixel Corporation
11911 Northcreek Parkway South
Bothell, Washington 98011

Ladies and Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the filing by Vixel Corporation (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering an underwritten public offering of up to four million nine hundred forty five thousand (4,945,000) shares of Common Stock, including six hundred forty five thousand (645,000) shares of Common Stock which the underwriters have the option to purchase to cover over-allotments (collectively the "Common Stock").

     In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus, the Company's Restated Certificate of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below; and (ii) assumed that the Restated Certificate of Incorporation, as set forth in Exhibit
3.2 of the Registration Statement, shall have been duly approved and filed with the office of the Delaware Secretary of State.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and non-assessable.

     We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included on the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          COOLEY GODWARD LLP

                                          By:     /s/ GREGORY B. ABBOTT

                                            ------------------------------------
                                                     Gregory B. Abbott